Exhibit 31
CERTIFICATIONS
I, Mark E. Rose, certify that:
1.	I have reviewed this annual report on Form 10-K of Grubb & Ellis Realty Advisors, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: October 29, 2007

/s/ Mark E. Rose
Mark E. Rose
Chief Executive Officer

CERTIFICATIONS
I, Richard W. Pehlke, certify that:
1.	I have reviewed this annual report on Form 10-K of Grubb & Ellis Realty Advisors, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: October 29, 2007

/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer